THIS LEASE MODIFICATION AGREEMENT dated for reference this 22nd June, 2006

BETWEEN:

Electric Avenue Properties Inc., whose name has been changed to **The Old BC Electric Building Corp.** c/o Macdonald Commercial Real Estate Services Ltd., Suite 301 – 1770 West 7th Avenue, Vancouver, B.C., V6J 4Y6.

(hereinafter called the "Landlord")

AND:

Photochannel Networks Inc, of #506 & #507 – 425 Carrall Street, Vancouver, BC.

(hereinafter called the "Tenant")

WHEREAS:

A. By a lease (the "**Original Lease**") made July 12, 2001 between the Landlord and the Tenant, the Landlord leased to the Tenant for a term of Three (3) years from August 1, 2001 to July 31, 2004 premises (the "**Leased Premises**") shown outlined in red on the copy of the site plan as attached to the Original Lease, consisting of Two Thousand Six Hundred Sixty Three (2663) square feet, more commonly known as **#506 & #507** – 425 Carrall Street, Vancouver, British Columbia;

B. By a Lease Modification Agreement **("First Modification")** dated for reference May 16, 2003, the Landlord demised and leased to the Tenant, and the Tenant leased from the Landlord a portion of the lands known as suite **#505** – 425 Carrall Street, Vancouver, BC, consisting of One Thousand Six Hundred Seventy Four (1,674) square feet **(the "First Additional Space")** added to the floor area of the Premises. The Landlord and the Tenant further agreed to the modifications contained in the First Modification.

C. The Landlord and Tenant have agreed to modify the Original Lease and First Modification on the terms herein set forth.

NOW, THEREFORE, in consideration of the grants, rents and mutual covenants hereinafter reserved and contained, the parties covenant and agree as follows:

1. The Landlord hereby demises and leases to the Tenant, and the Tenant hereby leases from the Landlord a portion of the Lands known as Suite **#504** – 425 Carrall Street, Vancouver, BC consisting of Two Thousand Two Hundred Sixty Five (2,265) square feet **(the "Second Additional Space")** which will be added to the floor area of the Premises.

2. A plan of the Second Additional Space is attached as Schedule "A".

3. Article 1 (e) of the Original Lease shall be amended to include the floor area of the Second Additional Space resulting in a total amended floor area of the Premises of Six Thousand Six

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Hundred and Two (6,602) square feet, the whole as outlined in red within the attached Schedule "B".

4. Schedule "B" Article 1(g) of the Original Lease shall be amended to reflect the proportionate share of the premises to be **6.51%.**

5. The Tenant shall pay rent based on the amended floor area of Six Thousand Six Hundred and Two (6,602) square feet (Schedule "B"), and as such Article 1 (h) of the Original Lease will be amended to include this floor area and read as follows:

RENT:

Date	$ per Square Foot	Annual Rent	Monthly Rent
07/01/06 [15] - 07/31/07	$18.00 (6,602 sq. ft)	$118,836.00	$9,903.00

6. The Premises shall be provided "as is" except that the Landlord at it's cost shall:

a) Build a door between unit #504 and current unit.

7. DEMOLITION. If the Landlord, in its sole discretion, should decide to demolish, renovate, redesign, refurbish, expand redevelop or in any manner whatsoever improve the Premises or the Building or decide to sell the Lands (the "Demolition/Renovation Work"), the Landlord, upon giving the Tenant One Hundred and Eighty (180) days written notice (the "Demolition/Renovation Notice"), shall have the right to terminate this Lease; and this Lease shall thereupon expire at 5:00 p.m. on the One Hundred and Eightieth (180th) day following the delivery of the Demolition/Renovation Notice to the Tenant (the "Effective Date"). On the Effective Date, the Tenant will surrender and deliver up possession of the Premises to the Landlord pursuant to the terms of this Lease. All Rent will be prorated and paid up to the Effective Date and the Landlord will not be liable to the Tenant for any costs or damages incurred by the Tenant as a result of the Landlord's exercise of the Demolition/Termination Notice.

8. All other terms and conditions contained in the Original Lease shall apply to this Agreement during the Term except:

(i) as hereby expressly modified,
(ii) for any tenant inducements or allowances, rent abatements, or like concessions or rights which applied to the initial term of the Original Lease

Adjustments from the Municipal Tax Escalation Over Base Year/ Operating Costs Escalation Over Base Year shall continue to apply as provided for within the Original Lease.

9. This Agreement will enure to the benefit and be binding upon the Landlord and Tenant and their respective heirs, successors and permitted assigns.

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IN WITNESS WHEREOF the Landlord and the Tenant have executed this Agreement as of the day and year first above-written.

TENANT :

SIGNED, SEALED AND DELIVERED BY:

PHOTOCHANNEL NETWORKS INC.

in the presence of the witness:

PATRICIA PRICE

Name of Witness (Please Print)

1717 W. 13th Ave. Vancouver

Address of Witness

CORPORATE SECRETARY

Occupation of Witness

P Price

Signature of Witness

Per:

I AM AUTHORIZED TO REPRESENT THE COMPANY

Name & Title: Robert Chisholm CFO

LANDLORD:

SIGNED, SEALED AND DELIVERED BY

THE OLD BC ELECTRIC BUILDING CORP.

In the presence of the witness:

CLAUDINE GAGGIOTTI

Name of Witness (Please Print)

VANCOUVER, BC

Address of Witness

LEASE ADMINISTRATOR

Occupation of Witness

C. Gaggiotti

Signature of Witness

Macdonald Commercial Real Estate Services Ltd. as Managing Agent For:

Authorized Signature RONALD J. ELLIOTT

DATE REVIEWED:

August 8/06

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